AMENDMENT NO. 4

TO ADMINISTRATION AND SERVICING AGREEMENT

This AMENDMENT NO. 4 is made as of the 23rd Day of February, 2018, to the Administration and Servicing Agreement dated as of August 1, 2001, between USAA Mutual Funds Trust (the Trust), a statutory trust organized under the laws State of Delaware and having a place of business in San Antonio, Texas, and USAA Investment Management Company, as transferred to USAA Asset Management Company (AMCO), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas, pursuant to the Transfer and Assumption Agreement dated December 31, 2011.

AMCO and the Trust agree to modify and amend the Administration and Servicing Agreement described above (Agreement) as follows:

1. EXHIBIT A. In order reduce the annual fee rate of the Extended Market Index Fund from 0.25% to 0.15%, and to remove the reference to subadministrative service fees paid to BlackRock Advisers, Exhibit A to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust’s series, is hereby replaced in its entirety by Exhibit A attached hereto.

3.  RATIFICATION.  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and the Trust have caused this Amendment No. 4 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST                        USAA ASSET MANAGEMENT COMPANY

By:     s/ Daniel S. McNamara                                 By:     s/ Brooks Englehardt

         Daniel S. McNamara      Brooks Englehardt

       President      President

Attest:    /s/ Kristen Millan           Attest:     s/ Jon Hadfield

         Kristen Millan           Jon Hadfield

       Assistant Secretary                                             Secretary

EXHIBIT A - LISTING OF FUNDS AND FEES

Aggressive Growth Fund                                0.15%

Aggressive Growth Fund – Institutional Shares0.10%

Capital Growth Fund                                   0.15%

Capital Growth Fund – Institutional Shares0.10%

California Bond Fund                                  0.15%

Cornerstone Conservative Fund0.00%

Cornerstone Moderately Conservative Fund0.15%

Cornerstone Moderate Fund                                0.15%

Cornerstone Moderately Aggressive Fund                             0.15%

Cornerstone Aggressive Fund0.15%

Cornerstone Equity Fund0.00%

Emerging Markets Fund                                 0.15%

Emerging Markets Fund – Institutional Shares0.10%

Extended Market Index Fund                             0.15%

First Start Growth Fund                               0.15%

Flexible Income Fund0.15%

Flexible Income Fund – Institutional Shares0.10%

Global Equity Income Fund0.15%

Global Equity Income Fund – Institutional Shares0.10%

Global Managed Volatility Fund0.15%

Global Managed Volatility Fund – Institutional Shares0.05%

Government Securities Fund0.15%

Government Securities Fund – Institutional Shares0.10%

Growth & Income Fund                                  0.15%

Growth & Income Fund – Institutional Shares0.10%

Growth and Tax Strategy Fund                          0.15%

Growth Fund                                           0.15%

Growth Fund – Institutional Shares0.10%

High Income Fund                         0.15%

High Income Fund – Institutional Shares                        0.10%

Income Stock Fund                                     0.15%

Income Stock Fund – Institutional Shares                                   0.10%

Income Fund                                           0.15%

Income Fund – Institutional Shares                                   0.10%

Intermediate-Term Bond Fund                           0.15%

Intermediate-Term Bond Fund – Institutional Shares                          0.10%

International Fund                                    0.15%

International Fund – Institutional Shares                                    0.10%

Managed Allocation Fund0.05%

Money Market Fund                                     0.10%

Nasdaq-100 Index Fund                                 0.15%

New York Bond Fund                                   0.15%

Precious Metals and Minerals Fund                     0.15%

Precious Metals and Minerals Fund – Institutional Shares                    0.10%

Real Return Fund0.15%

Real Return Fund – Institutional Shares0.10%

S&P 500 Index Fund                                   0.06%

Science & Technology Fund                           0.15%

Short-Term Bond Fund                                  0.15%

Short-Term Bond Fund – Institutional Shares                                 0.10%

Small Cap Stock Fund                                  0.15%

Small Cap Stock Fund – Institutional Shares                               0.10%

Target Managed Allocation Fund0.05%

Target Retirement Income Fund0.00%

Target Retirement 2020 Fund0.00%

Target Retirement 2030 Fund0.00%

Target Retirement 2040 Fund0.00%

Target Retirement 2050 Fund0.00%

Target Retirement 2060 Fund0.00%

Tax Exempt Intermediate-Term Fund                               0.15%

Tax Exempt Long-Term Fund                               0.15%

Tax Exempt Money Market Fund                          0.10%

Tax Exempt Short-Term Fund                               0.15%

Treasury Money Market Trust                           0.10%

Total Return Strategy Fund                            0.15%

Total Return Strategy Fund – Institutional Shares0.10%

Ultra Short-Term Bond Fund0.15%

Ultra Short-Term Bond Fund – Institutional Shares0.10%

Value Fund                                            0.15%

Value Fund – Institutional Shares                                            0.10%

Virginia Bond Fund                                    0.15%

World Growth Fund                                     0.15%

World Growth Fund – Institutional Shares0.10%

     (a) The Trust shall pay AMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.